UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2015

ACCELERA INNOVATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53392	26-2517763
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

20511 Abbey Dr. Frankfort, IL	60423
(Address of principal executive offices)	(Zip Code)

(866) 866-0758

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Audit Report.

On July 20, 2015 the Board of Directors of Accelera Innovations, Inc. (the “Company”) determined that the Company’s financial statements included in its Form 10-Q’s for the periods ended March 31, 2013, June 30, 2013 and September 30, 2013 and its Form 10-K for the year ended December 31, 2013, its Form 10-Q’s for the periods ended March 31, 2014, June 30, 2014 and September 30, 2014 and Form 10-K for the year ended December 31, 2014 (collectively, the “Financial Statements”) could not be relied on.

The Financial Statements contained an errors related to (i) issuances of the Company’s common and preferred stock, the receipt of funds related to these issuances and the accounting for the use of the proceeds from these sales in each of the periods covered by the Financial Statements disclosed above, (ii) disclosure of a related party transactions, and (iii) the valuation of shares of the Company’s common stock issued as compensation. The Company has not determined the impact related to these errors.

Accordingly, the Financial Statements will be restated to correct the accounting errors discussed above and included in amendments to the applicable Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K which the Company expects to file within 30 days from the date of this report on Form 8-K.

The matters set forth in the Form 8-K have been discussed with the Company’s independent registered public accounting firm, Anton & Chia, LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELERA INNOVATIONS, INC.

Date: July 21, 2015	By:	/s/ John F. Wallin
John F. Wallin
President and Chief Executive Officer